UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2013

BOLT TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Connecticut	001-12075	06-0773922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Duke Place, Norwalk, Connecticut	06854
(Address of principal executive office)	(Zip Code)
Registrant’s telephone number, including area code	(203) 853-0700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders.

Results of Annual Meeting of Stockholders

The following matters were submitted to a vote of stockholders during the Annual Meeting of Stockholders of Bolt Technology Corporation held on November 26, 2013 in Norwalk, Connecticut. The final voting results are set forth below.

1. Election of Directors for a Three-Year Term Expiring in 2016:

Name of Nominee	For	Withheld	Broker Non-Votes
Joseph Espeso	5,110,536	1,031,844	2,077,332
Michael C. Hedger	5,449,466	692,914	2,077,332
Stephen F. Ryan	5,455,429	686,951	2,077,332

The terms of the following directors continued after the meeting:

Kevin M. Conlisk

Michael H. Flynn

George R. Kabureck

Peter J. Siciliano

Gerald A. Smith

Raymond M. Soto

2. Advisory Vote on the Compensation of the Company’s Named Executive Officers:

For	Against	Abstain	Broker Non-Votes
5,556,137	527,881	58,962	2,077,332

3. Ratification of Appointment of McGladrey LLP as Independent Accountants for the Fiscal Year Beginning July 1, 2013:

For	Against	Withheld
7,777,407	103,011	0

Section 8—Other Events

Item 8.01. Other Events.

On November 26, 2013, the Board of Directors of the Company declared a special cash dividend of $0.50 per common share and a quarterly dividend of $0.09 per common share. The special cash dividend and the quarterly dividend will each be payable on January 15, 2014 to stockholders of record on January 2, 2014. The Company’s press release, dated November 26, 2013, announcing the special cash dividend and the quarterly dividend, is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Section 9—Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued November 26, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOLT TECHNOLOGY CORPORATION

By:	/s/ Raymond M. Soto
Raymond M. Soto
(Chairman of the Board and
Chief Executive Officer)

Dated: November 27, 2013

Exhibit Index

Exhibit No.	Description

99.1	Press release issued November 26, 2013.